UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2006

                              Rand Logistics, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                    000-50908                   20-1195343
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

450 Park Avenue, 10th Floor, New York, New York                         10022
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 644-3450

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      On June 6, 2006, Sandeep D. Alva, a director of Rand Logistics, Inc. (the "Registrant"), submitted to the board of directors of the Registrant (the "Board"), and the Board accepted, his resignation as a director of the Registrant, effective as of June 5, 2006.

      Also on June 6, 2006, the Board unanimously appointed H. Cabot Lodge III and Jonathan Brodie as directors of the Registrant. Mr. Lodge and Mr. Brodie are each expected to be named to the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee of the Board upon establishment of such committees. Biographical information for Mr. Lodge and Mr. Brodie is provided below.

      Also on June 6, 2006, the Board appointed Edward Levy as President of the Registrant. Mr. Levy, 42, has acted as a special advisor to the Registrant since its inception in November 2004 and, as such, played an integral role in the Lower Lakes acquisition. Mr. Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2004, and was co-head of CIBC World Markets Corp.'s Leveraged Finance Group from June 2001 until December 2004. From February 1990 to August 1995, Mr. Levy was a managing director of The Argosy Group L.P., a private investment banking firm. From June 1998 until its sale in June 2005, Mr. Levy was a member of the board of managers of Norcross Safety Products LLC, a reporting company under the Securities Exchange Act of 1934 engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry. From July 1999 until March 2005, Mr. Levy was also a director of Booth Creek Ski Holdings, Inc., a reporting company under the Securities Exchange Act of 1934 that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy is also a member of the board of directors of a number of privately-held companies. Mr. Levy received a B.A. from Connecticut College. Mr. Levy is not related to Laurence S. Levy, our Chairman and Chief Executive Officer.

      The Registrant has not entered into a written agreement with respect to Mr. Levy's employment but expects to upon final determination and approval by the Registrant's Compensation Committee (once established) of Mr. Levy's compensation and other employment terms. The proposed terms of Mr. Levy's employment include the issuance to Mr. Levy of warrants to purchase common stock of the Registrant as an inducement to accept the position of President of the Registrant, and the issuance of additional warrants in lieu of cash compensation for the first year of Mr. Levy's employment. The warrants proposed to be issued to Mr. Levy would be issued pursuant to the Warrant Compensation Program described below, subject to adoption of such program by the Registrant's Compensation Committee. Mr. Levy will not be involved in the Registrant's operating subsidiaries' day-to-day operating activities and he will not be required to devote all of his business time and attention to his role as President of the Registrant. In that regard, Mr. Levy will not be precluded from continuing his involvement with other business endeavors, both existing and future, subject to certain procedures to be adopted by the Registrant to address potential conflicts of interest that may arise as a result of such arrangement.

      Mr. Lodge, 50, founded ARC Global Partners LLC in 2006, an international real estate merchant bank, and currently serves as its Managing Partner. From 2000 to 2005, Mr. Lodge served as an Executive Vice President of, iStar Financial Inc., a provider of financing to private and corporate owners of real estate and corporate net lease financing. Mr. Lodge was a founder of American Corporate Real Estate, a corporate net lease fund which was acquired by iStar Financial Inc. in 2000. Prior to that, Mr. Lodge was a managing director and member of the board of directors of W.P. Carey & Co., Inc., a real estate investment bank. Mr. Lodge graduated from Harvard College in 1978 and Harvard Business School in 1983.

      Mr. Brodie, 50, is the principal of JMB Associates, a privately-owned money management firm, and has served as a consultant to (since 2001), and a director of (since 2005), a holding company for a global investment manager. From 1988-2000, Mr. Brodie was a portfolio manager for JMB Associates, managing individual and institutional accounts. Prior to that, Mr. Brodie served as an Investment Analyst and Portfolio Manager for T. Rowe Price Associates, and as an Investment Analyst for Allan Gray Investment Council. Mr. Brodie serves on the Board of Regents of the Hebrew University of Jerusalem and the International Advisory Board of the Melton Centre of the Hebrew University of Jerusalem. Mr. Brodie is a Board member of MaAfrika Tikkun, USA, on the Executive Committee for the Partnership for Jewish Life and Learning, and is a Wexner Heritage Fellow. Mr. Brodie graduated with a BBusSci and BA (Hons., Econ.) in 1978 and 1979, respectively, from Cape Town University, South Africa. He received his MBA from Stanford University in 1984, and was an Arjay Miller Scholar. Mr. Brodie is a Chartered Financial Analyst.

ITEM 8.01 OTHER EVENTS.

      The Board of Directors of the Registrant intends to submit to the Registrant's Compensation Committee (once established) a proposal to adopt a Warrant Compensation Program providing for awards to senior management of the Registrant and its subsidiaries, and to non-executive directors of the Registrant, of warrants to purchase common stock of the Registrant that are identical to those warrants included in the Units issued in the Registrant's initial public offering.

      Other than with respect to awards to non-executive board members, the terms of the awards will require that, in the event that the recipient's employment is terminated (other than as a result of death or permanent disability) (a) prior to the three month anniversary of the grant date, then the recipient will be required to pay to the Registrant an amount equal to the greater of (i) the value of the warrants issued to the recipient on the date of grant, (ii) the value of the warrants on the date of termination of employment, and (iii) the value of the warrants on the date they are sold or exercised, if sold or exercised prior to termination of employment (the greater of (i), (ii) or (iii) being the "Payment Amount"), (b) on and after the three month anniversary and prior to the six month anniversary of the grant date, then the recipient will be obligated to pay to the Registrant an amount equal to three quarters of the Payment Amount, (c) on and after the six month anniversary and prior to the nine month anniversary of the grant date, then the recipient will be obligated to pay the Registrant an amount equal to one-half of the Payment Amount and (d) on and after the nine month anniversary and prior to the one-year anniversary of the grant date, then the recipient will be obligated to pay to the Registrant an amount equal to one-quarter of the Payment Amount. Similarly, any award to Edward Levy as an inducement to serve as President of the Registrant, as described above, will subject Mr. Levy to semi-annual pro-rata payment obligations extending though October 15, 2008 in the event of termination of his employment (other than as a result of death or permanent disability) prior to such time. In all cases, a recipient's Payment Amount obligation may be satisfied by delivery of securities of the Registrant with a market value equal to the Payment Amount obligation.

      A copy of the related press release related to the foregoing appointments is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBIT.

Exhibit 99.1 - Press release, dated June 6, 2006, announcing appointment of H. Cabot Lodge III and Jonathan Brodie to the Registrant's Board of Directors, and the appointment of Edward Levy as President of the Registrant.

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RAND LOGISTICS, INC.

Date: June 7, 2006                              By: /s/ Laurence S. Levy
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                                                Name: Laurence S. Levy
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer